FERRO COMPLETES ACQUISITION OF CAPPELLE PIGMENTS

Producer of specialty, high-performance inorganic and organic pigments enhances Ferro’s color solutions portfolio

CLEVELAND, OH – December 09, 2016 – Ferro Corporation (NYSE: FOE, the “Company”), announced today that it has completed the previously announced acquisition of Belgium-based Cappelle Pigments (“Cappelle”), a leader in specialty, high-performance inorganic and organic pigments used in coatings, inks and plastics, for €50.5 million (approximately $54 million) on a cash-free and debt-free basis. The acquisition was previously announced on October 17, 2016.

The transaction was funded through excess cash and borrowings under the Company’s existing revolving credit facility.

Cappelle is a 125-year-old premium pigment producer and a market leader in inorganic pigments. Cappelle’s pigments complement Ferro’s market leadership positions in Complex Inorganic Colored Pigments (“CICPs”) and Ultramarine Blue pigments. Cappelle has a strong reputation in Bismuth Vanadates, offering yellow, orange and red shade varieties, which provide an environmentally friendly alternative to lead chromates in high-performance applications. Cappelle’s organic pigments offer superior heat, light and environmental wear resistance.

“This acquisition strengthens our color solutions business by facilitating our expansion into the high-performance, specialty organic pigment market and complementing our inorganic pigment portfolio,” said Peter Thomas, Chairman, President and CEO of Ferro Corporation. “The transaction will significantly expand our addressable market for pigments and increase sales in our Pigments, Powders and Oxides (“PPO”) business by approximately $70 million.  Pigments produced by Cappelle and Ferro can be combined or blended with other mediums to produce specialized color solutions that enhance functionality and effectiveness of our customers’ end products while improving customers’ efficiency. We are delighted to welcome the Cappelle team to Ferro and are eager to leverage the enhanced capabilities that the acquisition provides.”

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global functional coatings and color solutions company that supplies technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,900 employees globally and reported 2015 sales of $1.1 billion.

About Cappelle Pigments

Cappelle Pigments (www.Cappelle.be) is a privately owned producer of high-grade organic and inorganic pigments. The company is headquartered in Belgium with an additional production site in France and has 230 employees. Cappelle Pigments has worldwide representation and sales in more than 75 countries. Main products are Bismuth Vanadate, transparent iron oxide and organic high-performance pigments.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company's operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company's future financial performance include the following:

•

Ferro's ability to complete acquisitions, effectively integrate the businesses and achieve the expected synergies (including the Cappelle Pigments, ESL, Delta, Pinturas Benicarló, Ferer, and Al Salomi transactions), as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•	Ferro's ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs, and to produce the desired results;
•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	the effectiveness of the Company's efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	currency conversion rates and economic, social, political, and regulatory conditions around the world;
•	Ferro's ability to successfully introduce new products or enter into new growth markets;
•	the impact of interruption, damage to, failure, or compromise of the Company's information systems;
•	restrictive covenants in the Company's credit facilities could affect its strategic initiatives and liquidity;
•	Ferro's ability to access capital markets, borrowings, or financial transactions;

•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	sale of products into highly regulated industries;
•	limited or no redundancy for certain of the Company's manufacturing facilities and possible interruption of operations at those facilities;
•	competitive factors, including intense price competition;
•	Ferro's ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	management of Ferro's general and administrative expenses;
•

Ferro's multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company's performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro's return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company's employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	exposure to lawsuits in the normal course of business;
•	risks and uncertainties associated with intangible assets;
•	Ferro's borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company's assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future;
•	amount and timing of any repurchase of Ferro's common stock; and
•	other factors affecting the Company's business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management's best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2015.

Contacts:

Investor Contact:

Kevin Cornelius Grant, 216-875-5451

Manager, Investor Relations

kevincornelius.grant@ferro.com

or

Media Contact:

Mary Abood, 216-875-5401

Director, Corporate Communications

mary.abood@ferro.com